    As filed with the Securities and Exchange Commission on March 21, 1997.
                                                Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          PerSeptive Biosystems, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                        04-2987616
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

 500 Old Connecticut Path, Framingham, MA                         01701
 (Address of Principal Executive Offices)                       (Zip Code)
                              ____________________

                      1997 Non-Qualified Stock Option Plan
                            (Full title of the plan)
                              ____________________

                                Noubar B. Afeyan
                            Chief Executive Officer
                          PerSeptive Biosystems, Inc.
                500 Old Connecticut Path, Framingham, MA   01701
                    (Name and address of agent for service)
                                 (508) 383-7700
         (Telephone number, including area code, of agent for service)
                              ____________________

                                    Copy to:

                            Samuel P. Hunt III, Esq.
                          PerSeptive Biosystems, Inc.
                500 Old Connecticut Path, Framingham, MA   01701
                                 (508) 383-7700


================================================================================

                        CALCULATION OF REGISTRATION FEE

                                     Proposed    Proposed
                                     maximum     maximum
Title of                Amount       offering    aggregate    Amount of
securities to           to be          price     offering    registration
be registered         registered     per share     price         fee
------------------  --------------  -----------  ---------   ------------
Common Stock        200,000 shares    7.125(1)  $1,425,000.00   $431.82
(Par Value $.01)
================================================================================

     (1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

     The documents containing the information specified in this Item 1 will be sent or given to employees, consultants or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

     The documents containing the information specified in this Item 2 will be sent or given to employees or consultants as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by the Registrant (File No. 0-20032) with the Commission are incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed with the Commission on January 27, 1997;

     (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 filed with the Commission on February 12, 1997; and

     (c) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act and declared effective on May 29, 1992, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.
          -------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an "interested shareholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

     The Company's Amended and Restated Certificate of Incorporation (the "Charter") provides for the division of the Board of Directors into three classes as nearly equal in size as possible with staggered three year terms. Any director may be removed without cause only by the vote of at least 75% of the shares entitled to vote for the election of directors. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

     The Charter contains certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Charter also contains provisions indemnifying its directors and officers to the fullest extent permitted by the DGCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors. The Company has, in accordance with the terms of the Charter, also entered into contractual arrangements with each of its directors providing for indemnification of its directors under certain circumstances.

     The Charter and the Company's By-Laws provide that any action required or permitted to be taken by the shareholders of the Company may be taken only at a duly called annual or special meeting of the shareholders, and that special meetings may be called only by the Chairman of the Board of Directors, Chief Executive Officer or President of the Company. These provisions could have the effect of delaying until the next annual shareholders' meeting shareholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company. These provisions may also discourage another person or entity from making a tender offer for the Company's Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take action as a shareholder (such as electing new directors or approving a merger) only at a duly called shareholders' meeting, and not by written consent.

     The Company's By-Laws provide that for nominations for the Board of Directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice generally must be delivered not less than 60 days nor more than 90 days prior to an annual meeting. With respect to special meetings, notice must generally be delivered not more than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or 10 days following the day on which public announcement of such meeting is first made by the Company. The notice must contain, among other things, certain information about the shareholder delivering the notice and, as applicable, background information about each nominee or a description of the proposed business to be brought before the meeting.

     The Charter empowers the Board of Directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to shareholders. Such factors may include (i) comparison of the proposed consideration to be received by shareholders in relation to the then current market price of the Company's capital stock, the estimated current value of the Company in a freely negotiated transaction and the estimated future value of the Company as an independent entity; (ii) the impact of such a transaction on the employees, suppliers and customers of the Company and its effect on the communities in which the Company operates; and (iii) the ability of the Company to fulfill its objectives under applicable statutes and regulations.

     The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage.
The Charter and the Company's By-Laws will require the affirmative vote of the holders of at least 75% of the outstanding voting stock of the Company to amend or repeal certain of the foregoing provisions including those relating to the classification of the Board of Directors, the removal of directors and the prohibition against shareholder action by written consent. Such 75% shareholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any Preferred Stock that might be outstanding at the time any such amendments are submitted to shareholders.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     Exhibit No.    Description of Exhibit
     -----------    ----------------------
       *4.1         1997 Non-Qualified Stock Option Plan of the Registrant.

       *4.2         Form of Non-Qualified Stock Option Agreement under the
                    1997 Non-Qualified Stock Option Plan of the Registrant to be used for Non-Officer employees.

       *4.3         Form of Non-Qualified Stock Option Agreement under the 1997
                    Non-Qualified Stock Option Plan to be used for new officers.

       *5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

       *23.1        Consent of Coopers & Lybrand L.L.P.

       *23.2        Consent of Price Waterhouse LLP.

       *23.3 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).


       *24.1 Power of Attorney (contained in the signature page of this Registration Statement).

________________________
*  Filed herewith.


Item 9.  Undertakings.
         ------------

       (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham and the Commonwealth of Massachusetts, on this 21st day of March, 1997.

                             PERSEPTIVE BIOSYSTEMS, INC.


                              By:   /s/ Noubar B. Afeyan
                                 -----------------------
                                 Noubar B. Afeyan
                                 Chief Executive Officer


    We, the undersigned officers and directors of PerSeptive Biosystems, Inc. hereby severally constitute and appoint Noubar B. Afeyan, Thomas G. Ruane and John F. Smith, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable PerSeptive Biosystems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature              Capacity                                  Date
-----------            --------                                  ----

/s/ Noubar B. Afeyan   Chief Executive                       March 21, 1997
---------------------  Officer (Principal Executive
Noubar B. Afeyan       Officer), Director and Chairman
                       of the Board of Directors


/s/ John F. Smith      President and Director                March 21, 1997
-----------------
John F. Smith

/s/ Thomas G. Ruane      Senior Vice President and Chief      March 21, 1997
-------------------      Financial Officer
Thomas G. Ruane          (Principal Financial and
                         Accounting Officer)


/s/ Edwin M. Kania, Jr.  Director                             March 21, 1997
-----------------------
Edwin M. Kania, Jr.


/s/ Daniel I.C. Wang     Director                             March 21, 1997
--------------------
Daniel I.C. Wang


/s/ William F. Pounds    Director                             March 21, 1997
---------------------
William F. Pounds


/s/ Bruce J. Ryan        Director                             March 21, 1997
-----------------
Bruce J. Ryan

                                  EXHIBIT INDEX
                                  -------------

   Exhibit      Description of Exhibit
   -------      ----------------------
     *4.1       1997 Non-Qualified Stock Option Plan of the Registrant, as
                amended on February 8, 1996.

     *4.2       Form of Non-Qualified Stock Option Agreement under the 1997
                Non-Qualified Stock Option Plan of the Registrant to be used for Non-Officer employees.

     *4.3       Form on Non-Qualified Stock Option Agreement under the 1997 Non-
                Qualified Stock Option Plan to be used for new officers.

     *5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

     *23.1      Consent of Coopers & Lybrand L.L.P.

     *23.2      Consent of Price Waterhouse LLP.

     *23.3 Consent of Testa,Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

     *24.1 Power of Attorney (contained in the signature page of this Registration Statement).

________________________
*  Filed herewith.